Exhibit 99.1

Catalyst Pharmaceuticals Appoints Tamar Thompson to its Board of Directors

CORAL GABLES, Fla., May 30, 2023 - Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing, and commercializing novel medicines for patients living with rare diseases, today announced the appointment of Ms. Tamar Thompson to the Company’s Board of Directors (“Board”), effective on May 25, 2023.

“We are extremely pleased to welcome Tamar to our Board as she brings a wealth of experience to our team across several therapeutic categories, including rare diseases, coupled with extensive health policy and government affairs acumen,” said Patrick J. McEnany, Chairman and CEO of Catalyst. “Ms. Thompson’s distinguished industry expertise and leadership ideally align with Catalyst’s long-term growth strategy. We look forward to her valuable contributions as we continue executing our expansion initiatives to provide innovative rare neuroscience disease medicines to more patients seeking novel treatment options.”

“I am honored to join the Catalyst Board at such a pivotal time in the Company’s history,” said Ms. Thompson. “Catalyst has experienced a very successful evolution over the last few years and is well positioned to further capitalize on its established capabilities with additional novel assets that complement its growing product portfolio. I look forward to collaborating with the Board and the Catalyst’s leadership team as the Company advances its strategic growth plans.”

Ms. Thompson has more than twenty years of leadership experience in health care, health policy strategy, government affairs, and market access, with a diverse background across multiple healthcare sectors and therapeutic categories, including rare diseases, with a focus on developing strategic and tactical recommendations to ensure optimal reimbursement and market access for rare disease products. Ms. Thompson currently serves as Vice President, Head of Global Corporate Affairs for Alexion Pharmaceutical, AstraZeneca Rare Diseases. Prior to joining Alexion, Ms. Thompson served as Executive Director, State Government Affairs and Federal Policy for Bristol-Myers Squibb Company. Prior to joining Bristol Myers Squibb, she served as a strategic policy advisor and consultant for various governmental affairs firms based in Washington, D.C.

Ms. Thompson received a Master of Science in Health Sciences with a concentration in Public Health from Trident University in Cypress, California, and currently serves on the Board of Directors of Avidity Biosciences.

About Catalyst Pharmaceuticals

With exceptional patient focus, Catalyst is committed to developing and commercializing innovative first-in-class medicines that address rare neurological and epileptic diseases. Catalyst’s flagship U.S. commercial product is FIRDAPSE® (amifampridine) Tablets 10 mg, approved for the treatment of Lambert-Eaton myasthenic syndrome (“LEMS”) for adults and for children ages six to seventeen. In January 2023, Catalyst acquired the U.S. commercial rights to FYCOMPA® (perampanel) CIII, a prescription medicine approved in people with epilepsy aged four and older alone or with other medicines to treat partial-onset seizures with or without secondarily generalized seizures and with other medicines to treat primary generalized tonic-clonic seizures for people with epilepsy aged 12 and older. Further, Canada’s national healthcare regulatory agency, Health Canada, has approved the use of FIRDAPSE for the treatment of adult patients in Canada with LEMS.

For Full Prescribing and Safety Information for FIRDAPSE®, please visit www.firdapse.com. For Full Prescribing Information, including Boxed WARNING for FYCOMPA®, please visit www.fycompa.com. For more information about Catalyst Pharmaceuticals, Inc., visit the Company’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2022 and its other filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Relations Contact:

Mary Coleman

Catalyst Pharmaceuticals

(305) 420-3200

mcoleman@catalystpharma.com

Media Contact:

David Schull

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com